EX-99.77.C
  		           MATTERS SUBMITTED TO VOTE OF SECURITY HOLDERS


SUB-ITEM 77C:  MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

(a) A special meeting of shareholders of the following funds was held August 16, 2000:

          China Region Opportunity Fund
          All American Equity Fund
          Real Estate Fund
          Equity Income Fund
          Gold Shares Fund
          World Gold Fund
          Global Resources Fund
          Tax Free Fund
          Near-Term Tax Free Fund
          U.S. Government Securities Savings Fund
          U.S. Treasury Securities Cash Fund

(b) Clark R. Mandigo and W.W. McAllister, III were elected as directors of U.S. Global Investors Funds. Directors currently in office are:

          John P. Allen
          E. Douglas Hodo
          W.C.J. van Rensburg
          Frank E. Holmes

(c) Matters voted on and number of affirmative and negative votes cast on each matter is incorporated by reference from executive vice president's report dated August 29, 2000, to the board of trustees of U.S. Global Investors Funds, included herein.

(d)  Not applicable.

MEMO

TO:      Board of Trustees
         U.S. Global Investors Funds

FROM:    Susan B. McGee
         Executive Vice President, Secretary

SUBJECT: Special Meeting of Shareholders of U.S. Global Investors Funds

DATE:    August 29, 2000

A special meeting of the shareholders of the eleven series of U.S. Global Investors Funds was held on August 16, 2000. A quorum to conduct business was present for all funds. All proposals passed. The following shows voting results, as tabulated by MIS-ADP, in more detail.

                                     QUORUM
--------------------------------------------------------------------------------
                                                      OUTSTANDING
                                                        SHARES              %
             FUND                                     ON 6/19/00          VOTED
----------------------------------                  ---------------       ------
China Region Opportunity Fund                         3,513,351.793       56.784
Global Resources Fund                                 3,508,204.326       56.116
All American Equity Fund                                986,580.106       58.690
Tax Free Fund                                         1,621,615.153       65.169
Real Estate Fund                                        625,081.363       54.947
Near-Term Tax Free Fund                                 507,565.020       62.015
Equity Income Fund                                      680,779.066       59.758
U.S. Govt. Securities Savings Fund                  755,512,869.176       57.607
Gold Shares Fund                                      9,023,093.585       57.327
U.S. Treasury Securities Cash Fund                  134,925,534.252       56.933
World Gold Fund                                       8,926,408.979       57.709
     Total in All Funds:                            919,831,088.819       57.514

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

                                                        TABULATION OF PROXIES
------------------------------------------------------------------------------------------------------------------------------------
PROPOSAL 1
ELECT TRUSTEES       %  FOR       % WITHHELD                     Note: Requires a plurality of all votes cast.
                     ------         -----
   Clark R. Mandigo  96.542         3.458
   McAllister        96.472         3.528

------------------------------------------------------------------------------------------------------------------------------------
PROPOSAL 2           %  FOR       % AGAINST      % ABSTAIN       Note: Requires a majority of all votes cast.
RATIFY SELECTION OF  ------         -----          -----
INDEPENDENT          96.410         1.404          2.186
AUDITORS

------------------------------------------------------------------------------------------------------------------------------------
PROPOSAL 3           %  FOR       % AGAINST      % ABSTAIN       Note: Requires a majority of shares outstanding on record date.
ADOPT AN AMENDED     ------         -----          -----
AND RESTATED MASTER  90.408         6.285          3.152
TRUST AGREEMENT

------------------------------------------------------------------------------------------------------------------------------------
PROPOSAL 4                                                       Note: Requires a majority of outstanding voting securities, each
TO RECLASSIFY OR                                                 fund voting separately (1) (2)
AMEND CERTAIN
FUNDAMENTAL INVEST-
MENT RESTRICTIONS

                         CHINA REGION          ALL AMERICAN
                       OPPORTUNITY FUND        EQUITY FUND          REAL ESTATE FUND     EQUITY INCOME FUND      GOLD SHARES FUND
                     --------------------  --------------------  ---------------------  ---------------------  ---------------------
                               %    % AB-            %    % AB-            %     % AB-            %     % AB-            %     % AB-
                     % FOR  AGAINST STAIN  % FOR  AGAINST STAIN  % FOR  AGAINST  STAIN  % FOR  AGAINST  STAIN  % FOR  AGAINST  STAIN
                     ------  -----  -----  ------  -----  -----  ------  -----   -----  ------  -----   -----  ------  -----   -----
ALL FUNDS VOTING ON
4A THROUGH 4I.
-------------------

4A. Issuance of
    senior
    securities       88.253  5.558  3.552  91.686  2.970  3.733  80.267   8.935  3.608  88.984  7.523   2.351  81.716   9.929  3.771

4B. Underwriting     89.321  4.440  3.872  91.713  2.533  4.143  81.225   9.462  2.123  89.247  5.275   4.336  81.856   9.595  3.965

4C. Borrowing        87.951  6.178  3.504  89.755  4.586  4.048  79.533  11.770  1.507  87.624  8.898   2.336  80.576  11.219  3.621

4D. Investments in
    real estate      89.459  4.620  3.554  91.724  2.615  4.050  82.604   7.260  2.946  88.959  7.424   2.475  82.031  9.654   3.731

4E. Purchase or
    sale of commod-
    ities            87.669  6.515  3.449  90.414  4.031  3.944  80.821  10.185  1.804  87.161  8.063   3.634  81.502  10.427  3.469

4F. Lending
    of assets        87.807  6.077  3.749  89.811  4.367  4.211  78.813  10.402  3.595  85.077  10.840  2.941  80.567  10.440  4.409

4G. Margin
    purchases        86.012  7.981  3.640  89.752  4.597  4.040  79.158  11.900  1.752  86.554  8.994   3.310  78.773  12.258  4.385

4H. Short
    sales            86.892  7.199  3.542  90.472  3.656  4.261  79.126  11.879  1.805  83.614  10.774  4.470  80.985  10.574  3.857

4I. Restricted
    securities       87.375  6.019  4.239  89.735  4.233  4.421  81.495.  8.254  2.061  84.804  10.235  3.819  80.785  10.602  4.029

GOLD SHARES FUND
ONLY VOTING ON 4J.
-------------------
4J. Investments
    in warrants          --     --     --      --     --     --      --      --     --      --      --     --  81.986   9.509  3.921

U.S. TREASURY
SECURITIES CASH
FUND AND U.S.
GOVERNMENT SECURI-
TIES SAVINGS FUND
ONLY VOTING ON 4K.
-------------------
4K. Industry
    concentration        --     --     --      --     --     --      --      --     --      --      --     --      --      --     --

ALL FUNDS EXCEPT
THE GOLD SHARES
FUND, WORLD GOLD
FUND, AND GLOBAL
RESOURCES FUND
VOTING ON 4L.
-------------------
4L. Issuer
percentage
restriction          89.606  4.502  3.525  90.923  2.835  4.631  82.094   6.262  4.454  86.716   6.757  5.385      --      --     --

                                                                                                                  U. S. GOVERNMENT
                                                  GLOBAL                                     NEAR-TERM               SECURITIES
                        WORLD GOLD FUND       RESOURCES FUND         TAX FREE FUND         TAX FREE FUND            SAVINGS FUND
                     --------------------  --------------------  ---------------------  ---------------------  ---------------------
                               %    % AB-            %    % AB-            %     % AB-            %     % AB-            %     % AB-
                     % FOR  AGAINST STAIN  % FOR  AGAINST STAIN  % FOR  AGAINST  STAIN  % FOR  AGAINST  STAIN  % FOR  AGAINST  STAIN
                     ------  -----  -----  ------  -----  -----  ------  -----   -----  ------  -----   -----  ------  -----   -----
ALL FUNDS VOTING ON
4A THROUGH 4I.
-------------------
4A. Issuance of
    senior
    securities       79.049  7.888  5.363  83.312  9.052  2.298  92.894   3.690  2.365  89.373   2.722  7.905  90.274   7.133  2.593

4B. Underwriting     80.543  6.132  5.625  84.183  8.145  2.334  93.256   3.323  2.370  88.690   2.744  8.566  91.203   5.895  2.902

4C. Borrowing        77.859  9.154  5.287  81.933  10.632 2.097  92.051   4.728  2.170  88.823   3.272  7.905  88.804   8.298  2.898

4D. Investments in
    real estate      79.903  6.982  5.415  83.995  8.792  1.875  93.841   2.977  2.131  89.242   2.853  7.905  89.587   7.459  2.954

4E. Purchase or
    sale of commod-
    ities            79.654  7.669  4.977  83.293  9.499  1.870  91.680   5.105  2.164  88.724   3.371  7.905  87.828   9.449  2.723

4F. Lending
    of assets        78.013  8.662  5.625  80.851 10.344  3.469  90.798   5.124  3.027  85.480   5.496  9.024  88.217   8.319  3.464

4G. Margin
    purchases        76.877  9.674  5.949  80.073 11.413  3.158  90.809   5.238  2.902  85.320   5.790  8.890  86.318  10.295  3.387

4H. Short
    sales            77.742  8.829  5.729  81.19  11.111  2.355  91.325   4.649  2.975  88.284   2.826  8.890  86.511  10.369  3.120

4I. Restricted
    securities       77.453  9.097  5.750  80.865 10.652  3.145  90.185   5.631  3.133  87.092   2.734 10.174  86.669   9.609  3.722

GOLD SHARES FUND
ONLY VOTING ON 4J.
-------------------
4J. Investments
    in warrants          --     --     --      --     --     --      --      --     --      --      --     --      --      --     --

U.S. TREASURY
SECURITIES CASH
FUND AND U.S.
GOVERNMENT SECURI-
TIES SAVINGS FUND
ONLY VOTING ON 4K.
-------------------
4K. Industry
    concentration        --     --     --      --     --     --      --      --     --      --      --     --  87.504   9.760  2.736

ALL FUNDS EXCEPT
THE GOLD SHARES
FUND, WORLD GOLD
FUND, AND GLOBAL
RESOURCES FUND
VOTING ON 4L.
-------------------
4L. Issuer
percentage
restriction              --     --     --      --     --     --  93.180   3.652  2.117  88.669   2.602  8.729  90.025   6.236  3.739

                         U.S. TREASURY
                          SECURITIES
                           CASH FUND
                     --------------------
                               %    % AB-
                     % FOR  AGAINST STAIN
                     ------  -----  -----
ALL FUNDS VOTING ON
4A THROUGH 4I.
-------------------

4A. Issuance of
    senior
    securities       86.451   9.186   4.363

4B. Underwriting     86.632   8.846   4.522

4C. Borrowing        84.652  10.918   4.430

4D. Investments in
    real estate      85.804   9.761   4.435

4E. Purchase or
    sale of commod-
    ities            84.586  11.049   4.365

4F. Lending
    of assets        83.527  11.870   4.603

4G. Margin
    purchases        83.601  12.072   4.327

4H. Short
    sales            84.137  11.927   3.936

4I. Restricted
    securities       83.925  12.132   3.943

GOLD SHARES FUND
ONLY VOTING ON 4J.
-------------------
4J. Investments
    in warrants          --      --      --

U.S. TREASURY
SECURITIES CASH
FUND AND U.S.
GOVERNMENT SECURI-
TIES SAVINGS FUND
ONLY VOTING ON 4K.
-------------------
4K. Industry
    concentration    85.255  11.249   3.496

ALL FUNDS EXCEPT
THE GOLD SHARES
FUND, WORLD GOLD
FUND, AND GLOBAL
RESOURCES FUND
VOTING ON 4L.
-------------------
4L. Issuer
percentage
restriction          87.075   8.365   4.560

-------------------
(1)  Affirmative  vote of the lesser of (a) 67% or more of the voting  securities  present at the meeting or represented by proxy if the holders of more than 50% of the outstanding  voting  securities are present or represented by proxy or (b) more than 50% of the outstandinv voting securities.

(2)  Broker nonvotes account for the remaining percentage.

------------------------------------------------------------------------------------------------------------------------------------
PROPOSAL 5           %  FOR       % AGAINST      % ABSTAIN       Note: Requires a majority of shares outstanding on record date.
RECLASSIFY THE       ------         -----          -----
CHINA REGION OPPOR-  89.272         5.622          2.739
TUNITY FUND AS NON-
DIVERSIFIED



------------------------------------------------------------------------------------------------------------------------------------
PROPOSAL 6           %  FOR       % AGAINST      % ABSTAIN       Note: Requires a majority of shares outstanding on record date.
LIQUIDATE THE REAL   ------         -----          -----
ESTATE FUND          81.547         9.356          1.907


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